Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Target Portfolio Trust:

We consent to the use of our report dated September 19, 2014, with respect to Target Mortgage-Backed Securities Portfolio (now known as Prudential Corporate Bond Fund), a series of The Target Portfolio Trust, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

May 27, 2015